Exhibit 99.1

Golden Elephant Glass Technology Closes $5 Million Equity Investment

Golden Elephant Glass Technology, Inc. (OTC Bulletin Board: GOEG) ("Golden Elephant" or the "Company"), a leading China-based float glass manufacturer, today announced that it successfully closed a private placement of its capital stock whereby it received approximately $5 million in gross offering proceeds, before payment of commissions and fees. A total of approximately 3.3 million shares were placed in the private placement at a per share price of $1.52. The shares represent approximately 11.8% of the issued and outstanding capital stock of the Company on a fully-diluted basis.

The Company will use the net proceeds from the private placement for general working capital purposes and expansion of the current business.

For the year ended December 31, 2007, Golden Elephant reported consolidated net sales of approximately $48 million and consolidated net income of approximately $7 million.

Mr. Lihui Song, the Company's CEO stated, "We would like to thank our advisors, Roth Capital Partners, LLC and WLT Brothers Capital, Inc. for their assistance in this process. We appreciate the confidence of our investors in our business. With the newly raised capital, we hope to take advantage of significant growth opportunity in our business sector by leveraging our industry leading technology, with the ultimate goal of delivering value to our shareholders."

Roth Capital Partners, LLC and WLT Brothers Capital, Inc. acted as placement agents in the financing transaction.

The transaction includes "make good" provisions based on the achievement of certain adjusted net income targets for the Company's 2008 and 2009 fiscal years. Should the Company not achieve $10 million in fiscal year 2008 adjusted net income, purchasing shareholders in this transaction will receive 834,699 shares from Win-Win Global Investments Inc. Should the Company not achieve $14 million in fiscal year 2009 adjusted net income, purchasing shareholders in this transaction will receive 834,699 shares from Win-Win Global Investments Inc. The Company expects to achieve gross revenues of approximately $60 million and $73 million in fiscal years 2008 and 2009, respectively, to support achievement of these "make good" net income targets.

The common stock that was sold to the investors is not registered under the Securities Act of 1933, as amended. Accordingly, the shares may not be offered or sold in the United States, except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act. Golden Elephant has agreed to file a registration statement covering the re-sale of these shares by the investors. This press release does not constitute an offer to sell or the solicitation of an offer to buy the common stock.

For more detailed information on the financing referred to in this release, see the Company's Current Report on Form 8-K to be filed by the Company on or about July 25, 2008.

About Golden Elephant Glass Technology, Inc.

Through its wholly-owned Chinese subsidiary, Golden Elephant develops, manufactures and sells glass products. Golden Elephant's product offerings now include float glass, ultra-clear glass (also called crystal glass), colored float glass and high grade, glass processed products such as mirrors, glass artwork, tempered glass, insulated glass, laminated glass, lacquered glass and similar products. Golden Elephant has been manufacturing glass products from its production facility in Fuxin City, Liaoning Province, China since 2002 and sells its products to end users in China, Asia, Europe, South America and South Africa. Golden Elephant ranked second in the Northeast China glass market based on sales revenues and production capacity according to a report issued by China Construction Products Quality Supervision Association.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, among others, those concerning our goal for revenue and net income growth as well as all assumptions, expectations, predictions, intentions or beliefs about future events. You are cautioned that any such forward-looking statements are not guarantees of future performance and that a number of risks and uncertainties could cause actual results of the Company to differ materially from those anticipated, expressed or implied in the forward-looking statements. The words "believe," "expect," "anticipate," "project," "targets," "optimistic," "intend," "aim," "will" or similar expressions are intended to identify forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Risks and uncertainties that could cause actual results to differ materially from those anticipated include risks related to new and existing products, product defects and any related product recall; any projections of sales, earnings, revenue, margins or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements regarding future economic conditions or performance; uncertainties related to conducting business in China; any statements of belief or intention; any of the factors and risks mentioned in the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2007 and any subsequent SEC filings. The Company assumes no obligation and does not intend to update any forward-looking statements, except as required by law.